FOR IMMEDIATE RELEASE
3/29/2021

TEGNA Announces an Increase to Quarterly Dividend of Approximately 36%

Tysons, VA – TEGNA Inc. (NYSE: TGNA) announced today that its Board of Directors has approved a dividend increase of ten cents per share on an annual basis, approximately 36 percent above the prior dividend. The Board of Directors also declared that the first increased quarterly dividend of 9.5 cents per share will be payable on July 1, 2021 to stockholders of record as of the close of business on June 4, 2021.

“Our announcement today reflects our Board’s commitment to actively reviewing all options to create value for our shareholders, the continued execution of our long-term strategy, and the confidence in our continued strong performance and growth, which combined, led to our decision to increase our annual dividend,” said Howard D. Elias, Chairman of the Board. Elias added, “TEGNA is well positioned to generate solid cash flow, supported by a number of factors, including continued strong performance and a favorable business mix including high-margin and durable subscription and political revenues. We will continue to create value for shareholders through a capital allocation program that balances returns through investments in organic and inorganic growth opportunities, paying down debt and returning additional capital by issuing dividends and repurchasing shares.”

“We are very pleased with the resiliency of the TEGNA team and our company performance during 2020, in the midst of the COVID-19 pandemic,” said Dave Lougee, president and CEO. Lougee added, “The strength of our business, improved durability of our cash flows, and continued commitment to prudent expense management drove the decision to increase our quarterly dividend, which will result in a significant increase from our previous dividend payment.”

Lougee continued, “We are also reiterating the first quarter and full year 2021 guidance we provided on March 1, 2021. First quarter revenue is expected to be at the high-end of our guidance range reflecting our confidence in the continued performance of the business. This includes year-over-year advertising and marketing services growth of high-single digits for the first quarter. As a reminder, our full year guidance includes subscription revenue growth of mid to high-teens percent for the year, driven by the repricing of 35 percent of our subscribers which occurred at the end of 2020; in addition, we have another 30 percent of subscribers that will be repriced in the middle of the fourth quarter of 2021.”

About TEGNA
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 64 television stations in 51 U.S. markets, TEGNA is the largest owner of top 4 network affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks True Crime Network and Quest. TEGNA Marketing Solutions (TMS) offers innovative solutions to help businesses reach consumers across television, digital and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

Forward Looking Statements
Certain statements in this communication may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results or company actions to differ materially from what is expressed or implied by these statements, including risks relating to the coronavirus (COVID-19) pandemic and its effect on our revenues, particularly our nonpolitical advertising revenues. Potential regulatory actions, changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto and TEGNA’s ability to execute on its standalone plan can also cause actual results to differ materially. Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. TEGNA is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

For media inquiries, contact:
Anne Bentley
Vice President, Corporate Communications
703-873-6366
abentley@TEGNA.com

For investor inquiries, contact:
Doug Kuckelman
Head of Investor Relations
703-873-6764
dkuckelman@TEGNA.com
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